                                  Exhibit 3.1



                  Certificate of Incorporation of Registrant

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                    * * * *

     The undersigned, being the sole stockholder of ABN AMRO Mortgage Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     1. That the following resolution amending the Certificate of Incorporation of the Corporation to change the name of the Corporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law:

     RESOLVED, that Article First of the Certificate of Incorporation of ABN AMRO Mortgage Corp. is amended effective immediately, and as so amended shall read and provide in its entirety as follows:

                       "The name of the Corporation is:
                        ABN AMRO Mortgage Corporation."

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 8th day of May, 1995.

ABN AMRO ACCEPTANCE CORPORATION


/s/ David K. Korslund
    Senior Vice President


ATTEST:


/s/ Kirk P. Flores

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                            ABN AMRO MORTGAGE CORP.

     ABN AMRO Mortgage Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is ABN AMRO Mortgage Corp.

     The date of filing of its original Certificate of Incorporation with the Secretary of State was August 5, 1991, and the name under which the Corporation was originally incorporated was ABN AMRO Acquisition Corp.

     2. This restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation by (a) limiting nature of the business and the objects and purposes to be transacted, promoted or carried on by the Corporation; (b) requiring that at all times following the initial issuance of Securities (as hereinafter defined), the board of directors shall include at least two individuals who are Independent Directors; (c) eliminating certain shareholder subscription rights; (d) revising the provisions relating to personal liability of directors and indemnification of persons eligible therefor; (e) requiring the affirmative vote of all Independent Directors to institute voluntary bankruptcy or similar proceedings, to liquidate the Corporation or transfer substantially all of its assets or to incur indebtedness for certain purposes other than those referred to in Article III.

     3. The text of the Certificate of Incorporation as amended or supplemented as described above is further amended to read and provide in its entirety as follows:

                                   ARTICLE I
                                   ---------

     The name of the Corporation is

                            ABN AMRO Mortgage Corp.

                                  ARTICLE II
                                   ----------

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III
                                   -----------

     The nature of the business and the objects and purposes to be transacted, promoted or carried on by the Corporation are to be limited solely as follows:

     (a) to acquire, own, hold, transfer, sell, assign and pledge:

          (i) loans secured by real property ("Mortgage Loans")

          (ii) Federal Home Loan Mortgage Corporation ("FHLMC") mortgage participation certificates with respect to which FHLMC guarantees the timely payment of scheduled interest (at the applicable certificate rate) and the full collection of principal on the mortgages and which may or may not be guaranteed as to timely payment of scheduled principal;

          (iii) Federal National Mortgage Association ("FNMA") mortgage pass-through certificates with respect to which FNMA guarantees the timely payment of scheduled principal and interest (at the applicable certificate rate) and full collection of principal on the mortgages;

          (iv) Government National Mortgage Association ("GNMA") fully modified pass-through mortgage-backed certificates with respect to which the full and timely payment of principal of, and interest on, the mortgages is guaranteed by GNMA; and

          (v) Private certificates representing beneficial interests in mortgage loans or mortgage-backed securities including (A) mortgage participations, pass-through certificates or REMIC certificates representing beneficial interests in certain loans, (B) collateralized mortgage obligations secured by such loans or
(C) pass-through or REMIC certificates representing beneficial interests in certain securities consisting in whole or in part of interests in governmental certificates (e.g. those described in subsections (ii), (iii) and (iv) above) or certain mortgage loans or other REMIC certificates, or any combination thereof;

          (vi) Interests in, or interests in pools of, monies due or to become due under Mortgage Loans or other property authorized under this section, together with certain accounts, reserve funds, insurance policies, credit enhancements and related agreements; and

          (vii) Any proceeds or further rights associated with any of the foregoing (such Mortgage Loans, certificates, interests, monies, insurance policies, proceeds, and other rights being referred to collectively as the "Assets");

     (b) to borrow money to facilitate any activity authorized herein subject always to the terms of subsection (c) below, which borrowing may be (i) an unsecured borrowing or (ii) secured by a pledge or grant of a security interest in the Mortgage Loans and/or the other Assets;

     (c) to issue and sell from time to time one or more series of certificates, bonds, notes and other securities and to incur other indebtedness, including, without limitation, certificates representing interests in trusts formed by the Corporation (collectively the "Securities"), which Securities shall either be rated at least investment grade by one or more nationally recognized rating agencies (the "Rated Securities") or shall (i) be fully subordinated to the Corporation's Rated Securities with respect to the specific collateral securing or the designated assets underlying the Rated Securities, (ii) be nonrecourse to the Corporation and (iii) not constitute a claim against the Corporation to the extent that funds are insufficient to pay such Securities and to pay principal and interest thereon in accordance with the terms thereof;

     (d) to use the proceeds of the sale of Securities and of the transfer, sale assignment or pledge of Assets (i) to acquire Assets, (ii) to return to its seller the amounts previously used by the Corporation to effect such an acquisition, or (iii) to make loans to entities which may be affiliated with the Corporation or to make dividend payments to the extent permitted by law;

     (e) to invest cash balances from time to time as provided in any agreement or similar document that the Corporation may be a party to in connection with the issuance of Securities or any other transaction permitted by this Article;

     (f) to make deposits of money in bank accounts and to grant security interests in such deposits for its own benefit or the benefit of others in connection with any transaction permitted by this Article and to purchase or otherwise acquire securities evidencing ownership of, or other interest in, assets securitized by third parties, which securities have a rating of at least investment grade by one or more nationally recognized rating agencies and to grant security interests in such securities in connection with any transactions permitted by this Article; and

     (g) to engage in any activity, enter into any agreement, undertaking, contract, indenture, assignment, security agreement or certificate, appoint any underwriter, agent or dealer with respect to the Securities or any other transaction permitted by this Article and to exercise any powers permitted to corporations organized under the General Corporation Law of the State of Delaware that are incidental to the foregoing or necessary, suitable or convenient to accomplish the foregoing.

The limitations on the Corporation's business and investment activities as set out in this Article may not be altered except upon the vote of the holders of 100% of the outstanding common stock and the unanimous affirmative consent of all the directors of the Corporation. Accordingly, this Article III may not be amended except upon the vote of the holders of 100% of the outstanding common stock and the unanimous affirmative consent of all the directors of the Corporation.

                                  ARTICLE IV
                                  ----------

     At all times following the initial issuance of Securities, the board of directors shall include at least two individuals who are Independent Directors. "Independent Director" shall mean a director who (i) is not employed by the Corporation as an officer or employee or by any Affiliate of the Corporation as a director, officer or employee; (ii) is not (and is not an Affiliate of a Person that is) a significant advisor or consultant to the Corporation or any Affiliate of the

Corporation; (iii) is not an Affiliate of a significant customer or supplier of the Corporation or any Affiliate of the Corporation; (iv) is not an Affiliate of a Person of which the Corporation or any Affiliate of the Corporation is a significant customer; (v) does not have significant personal services contract(s) with the Corporation or any Affiliate of the Corporation; (vi) is not the beneficial owner at the time of such individual's appointment as an Independent Director, or at any time thereafter while serving as an Independent Director, of any capital stock of the Corporation; and (vii) is not a spouse, parent, sibling or child of any Person covered by any of clauses (i) through
(vi).

     As used in this Article, the following terms shall have the following meanings: (a) an "Affiliate" of any Person shall mean any other Person controlling, controlled by or under common control with such Person or, in any event, a Person which has the power to vote 25% or more of the securities having ordinary voting power for the election of directors of the specified Person, and "control" of a specified Person shall mean the ability to direct or cause the direction of the management and policies of the specified Person, whether through the direct or indirect ownership of the voting securities of such specified Person, by contract or otherwise; (b) a Person shall be deemed to be a "significant advisor or consultant to the Corporation or any Affiliate of the Corporation" if such Person received during the preceding fiscal year of the Corporation (or is expected to receive during the then current fiscal year of the Corporation) fees or similar compensation from the Corporation or any Affiliate of the Corporation in excess of the lesser of (I) 3% of the consolidated gross revenues of the Corporation and its Affiliates during the preceding fiscal year of the Corporation; (II) 5% of the gross revenues of such Person during the preceding calendar year, if such Person is an individual; and
(III) 5% of the consolidated gross revenues of such Person during its preceding fiscal year, if such Person is not an individual; provided, however, that an individual's fees and expense reimbursements in such individual's capacity as a director shall not be included in the gross revenues of an individual for purposes of this determination; (c) a "significant customer of the Corporation or any Affiliate of the Corporation" shall mean a customer from which the Corporation and any Affiliate of the Corporation collectively in the preceding fiscal year of the Corporation received payments which are in excess of 3% of the consolidated gross revenues of the Corporation and its Affiliates during such fiscal year; (d) a "significant supplier of the Corporation or any Affiliate of the Corporation" shall mean a supplier to which the Corporation and any Affiliate of the Corporation collectively in the preceding fiscal year of the Corporation made payments in consideration for the supplier's products and services in excess of 3% of the consolidated gross revenues of the Corporation and its Affiliates during such fiscal year; (e) the Corporation or any Affiliate of the Corporation shall be deemed a "significant customer" of a Person if the Corporation and any Affiliate of the Corporation collectively were the direct source during such Person's preceding fiscal year of in excess of 5% of the gross revenues which such Person received for the sale of its products and services during such fiscal year; (f) an individual shall be deemed to have "significant personal services contract(s) with the Corporation or any Affiliate of the Corporation" if the fees and other compensation received by such individual pursuant to personal services contract(s) with the Corporation and any Affiliate of the Corporation exceeded or would exceed 5% of such individual's gross revenue during the preceding calendar year; and (g) for purposes of convenience, and recognizing that the Corporation will not have a fiscal year prior to the filing of this Certificate of Incorporation, "the preceding fiscal year of the Corporation" shall mean (I) on any date of determination during 1995, calendar year 1994, and (II) on any date of determination during 1996, calendar year 1995.


                                   ARTICLE V
                                   ---------

          The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Fifty Thousand (150,000), all of which shall be Common Stock, $.01 par value per share.


                                   ARTICLE VI
                                   ----------

          The number of directors of the Corporation shall be fixed from time to time by the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws so provide.


                                  ARTICLE VII
                                  -----------

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.


                                  ARTICLE VIII
                                  ------------

          The Corporation shall indemnify, to the full extent permitted by
Section 145 of the General Corporation Law of Delaware, or any amendment thereto or successor provision thereto, all Persons who may be indemnified pursuant thereto.


                                   ARTICLE IX
                                   ----------

          Personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware, as the same is in effect on the date hereof or may hereafter be amended from time to time to further restrict the personal liability of directors; provided, that no amendment of said provision shall expand the personal liability of the directors beyond the extent permitted by such provision on the date hereof.


                                   ARTICLE X
                                   ---------

          The Corporation shall be operated in such a manner that it shall not be substantively consolidated in the trust estate of any other Person in the event of the bankruptcy or insolvency of the Corporation or such other Person.

                                   ARTICLE XI
                                   ----------

          Without the unanimous affirmative vote of all of its directors, including, without limitation, the Independent Directors, the Corporation shall not:

          (a) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or consent to a petition seeking reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or, except as required by law, admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action;

          (b) dissolve or liquidate, in whole or in part; merge or consolidate with or into any other Person; or convey or transfer all or substantially all of its properties and assets (other than Receivables Assets pursuant to an Agreement) to any other Person; or

          (c) incur, assume or guarantee any indebtedness for borrowed money or for the deferred purchase price of goods or services except in connection with the activities referred to in Article III.


                                  ARTICLE XII
                                  -----------

          Without the prior written consent of each nationally recognized rating agency which has been requested by or on behalf of the Corporation to rate any Securities issued pursuant to any Agreement and which is then rating such Securities, the Corporation shall not amend, alter, change or repeal Article III, Article IV, Article X, Article XI or this Article XII. Subject to the foregoing limitations, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights of the stockholders of the Corporation are subject to this reservation.

          4. This Restated Certificate of Incorporation was duly adopted by unanimous written consent of the shareholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          5. This Restated Certificate of Incorporation shall be effective on March 30, 1995.

          IN WITNESS WHEREOF, ABN AMRO Mortgage Corp. has caused this Certificate to be signed by Kirk P. Flores, its Secretary, this 29th day of March, 1995.

                                 ABN AMRO MORTGAGE CORP.



                                 /s/ Kirk P. Flores
                                     Secretary

                          CERTIFICATE OF CORRECTION TO

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                 *   *   *   *

     The undersigned, being the Sole Stockholder of ABN AMRO Acceptance Corporation, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     1. That on December 30, 1994, the original Certificate of Amendment of the Certificate of Incorporation changing the Corporation's name from ABN AMRO Acquisition Corp. to ABN AMRO Acceptance Corporation, Inc. was inaccurately filed, and that the following is hereby adopted in accordance with Section 103 of the General Corporation Law of the State of Delaware:

     RESOLVED, that the Certificate of Amendment of Article First of the Certificate of Incorporation is hereby corrected effective January 1, 1995, and as so corrected shall read and provide in its entirety as follows:

                    "The name of the Corporation is:
                             ABN AMRO Mortgage Corp."

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 31st day of January, 1995.

ABN AMRO ACCEPTANCE CORPORATION

s/s David K. Korslund
    Senior Vice President


ATTEST:

s/s Kirk P. Flores

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * *

     The undersigned, being the Sole Stockholder of ABN AMRO Acquisition Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     1. That the following resolution amending the Certificate of Incorporation of the Corporation to change the name of the Corporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation
Law:

          RESOLVED, that Article First of the Certificate of Incorporation of ABN AMRO Acquisition Corp. is amended effective January 1, 1995, and as so amended shall read and provide in its entirety as follows:

                       "The name of the Corporation is:
                    ABN AMRO Acceptance Corporation, Inc."

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 23rd day of December, 1994.

ABN AMRO NORTH AMERICA, INC.

s/s Harrison F. Tempest                             s/s/ Robert K. Quinn
    Chairman of the Board and President                  Senior Vice, President

ATTEST:

s/s Kirk P. Flores
    Asst. Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                           (Pursuant to Section 242)

     Lowell Acquisition Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the sole Shareholder of the Corporation, by the written consent of same, filed with the minutes of the Board of Directors of the Corporation, adopted a resolution on August 4, 1993, proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that, Article I of the Articles of Incorporation be, and it hereby is amended in its entirety to read and provide as follows:

     "FIRST. The name of the Corporation is:

     ABN AMRO Acquisition Corp."

     IN WITNESS WHEREOF, the sole Shareholder and Board of Directors of this Corporation have caused this certificate to be signed by Harrison F. Tempest, its Chairman of the

Board and President, and attested by Kirk P. Flores, its Assistant Secretary, this 11th day of August, 1993.


                                       /s/ Harrison F. Tempest
                                           Chairman of the Board & President

ATTEST:

/s/ Kirk P. Flores
    Assistant Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                    * * * *

     ABN AMRO Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the sole Shareholder of the Corporation, by the written consent of same, filed with the minutes of the Board of Directors of the Corporation, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of ABN AMRO Acquisition Corp. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

     "FIRST: The name of the Corporation is Lowell Acquisition Corporation".

     IN WITNESS WHEREOF, the sole Shareholder and Board of Directors of this Corporation have caused this certificate to be signed by Iain Aitken, its Senior Vice President, and attested by Steven Gutman, its Assistant Secretary, this 7th day of May, 1993.

                                       /s/ Iain Aitken
                                           Senior Vice President


ATTEST:

/s/ Steven Gutman
    Assistant Secretary

                         CERTIFICATE OF INCORPORATION
                                      OF
                          ABN AMRO ACQUISITION CORP.
     FIRST.             The name of the Corporation is:


                          ABN AMRO ACQUISITION CORP.

     SECOND.   The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the city of Dover, 19901, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD.    The nature of business to be conducted or promoted and the purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH.   The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Fifty Thousand (150,000), all of which shall be Common Stock, $.01 par value per share.

     Upon the issuance or sale of shares of stock of any class, or obligations, of this Corporation (whether now or hereafter authorized), having voting rights or convertible into, exchangeable for, or carrying options or warrants to purchase any stock having voting rights, the holders of the voting stock of the Corporation shall have the prior right, except as hereinafter provided, during such reasonable period of time and on such reasonable conditions as the Board of Directors shall prescribe, to subscribe for and purchase such stock or obligations in proportion to their respective holdings of voting stock, at such price or prices as the Board of Directors may from time to time fix and as may be permitted by law; provided, that the holders of the voting stock of the Corporation shall have no such preemptive rights to subscribe for or purchase any additional shares of stock of the Corporation or options to purchase such stock which are issued or sold solely to directors, officers or employees of the Corporation pursuant to stock programs approved by the stockholders of the Corporation; and provided further that the holders of the voting stock of the Corporation shall have no such preemptive rights to subscribe for or purchase any additional shares of stock or obligations to be issued or sold (a) to any entity (as such terms is hereinafter defined) as part of a merger or consolidation of the Corporation with such entity, or (b) to any entity for a sale, lease or exchange of all or substantially all of the assets of such entity to the Corporation, or (c) to stockholders of any entity in exchange for all or substantially all of the outstanding stock of such entity. For purposes of this Article FOURTH the term "entity" shall mean any corporation, firm, other organization or person that (i) is not a stockholder of the Corporation, or (ii) is not controlled by or under common control of one or more stockholders of the Corporation. The foregoing preemptive rights shall be deemed waived by any holder of voting stock who does not exercise his preemptive right and pay for the stock so preempted within the period of time prescribed by the Board of Directors.

     FIFTH:    The name and mailing address of the incorporator is as follows:


                              Catherine A. Lemmer
                       Vedder, Price, Kaufman & Kammholz
                             222 N. LaSalle Street
                                  Suite 2600
                            Chicago, Illinois 60601

     SIXTH:    The number of directors of the Corporation shall be fixed from time to time by the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

     SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

     EIGHTH.   The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The words "liabilities" and "expenses" shall include, without limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys' fees and costs. The indemnification and advancement of expenses provided by or granted pursuant to this Article EIGHTH shall not be deemed exclusive of any other rights to which any person indemnified or being advanced expenses may be entitled under any statute, By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his personal capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefits of the heirs, executors and administrators of such person.

     The Corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article EIGHTH or otherwise.

     For purposes of this Article EIGHTH, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agent, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     The provisions of this Article EIGHTH shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of Delaware or other applicable law, if any, are in effect, and any repeal or modification of such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan, and reference to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

     NINTH. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     TENTH.    No director of the Corporation shall be liable to the Corporation or its stockholder for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

     The undersigned incorporator, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, has signed this Certificate this fifth day of August, 1991.



                                    s/s Catherine A. Lemmer